EX-99.B(p)cmcode
                                                CODE OF ETHICS
                                Waddell & Reed Financial, Inc.
                                Waddell & Reed, Inc.
                    Waddell & Reed Investment Management Company
                           Austin, Calvert & Flavin, Inc.
                      Fiduciary Trust Company of New Hampshire
                            United Group of Mutual Funds
                             Waddell & Reed Funds, Inc.
                              Target/United Funds, Inc.

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                                                 As Revised:  February 9, 2000
                     1.Preface
               Rule 17j-1 of the Investment Company Act of 1940 (the "Act")
            requires registered investment companies and their
            investment advisers and principal underwriters to adopt
            codes of ethics and certain other requirements to prevent fraudulent, deceptive and manipulative practices. Each investment company in the United Group of Mutual Funds,
            Waddell & Reed Funds, Inc. and Target/United Funds, Inc.
            (each a "Fund," and collectively the "Funds") is registered as an open-end management investment company under the Act.
            Waddell & Reed, Inc. ("W&R") is the principal underwriter of each of the Funds.  Waddell & Reed Investment Management
            Company ("WRIMCO") is the investment adviser of the Funds
            and may also serve as investment adviser to institutional
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                 clients other than the Funds.  Austin, Calvert & Flavin,
            Inc. ("ACF") is a subsidiary of WRIMCO and serves as
            investment adviser to individuals and institutional clients other than the Funds.  Fiduciary Trust Company of New
            Hampshire (_FTC_), is a trust company and a subsidiary of
            W&R; Waddell & Reed Financial, Inc. (_WDR_) is the public
            holding company.  Except as otherwise specified herein, this
            Code applies to all employees, officers and directors of
            W&R, WRIMCO, ACF and the Funds, (collectively, the
            _Companies_).
              This Code of Ethics (the _Code_) is based on the principle that the officers, directors and employees of the Companies have a fiduciary duty to place the interests of their
            respective advisory clients first, to conduct all personal securities transactions consistently with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of their position of trust and responsibility, and to conduct their personal securities transactions in a manner which does not interfere with the portfolio transactions of any advisory client or otherwise take unfair advantage of their relationship to any advisory client.  Persons covered by this Code must adhere to this
            general principle as well as comply with the specific
            provisions of this Code.  Technical compliance with this
            Code will not insulate from scrutiny trades which indicate
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                 an abuse of an individual's fiduciary duties to any advisory client.
              This Code has been approved, and any material change to it must be approved, by each Fund's board of directors,
            including a majority of the Fund's Disinterested directors. 2.Definitions
               "Access Person" means (i) any employee, director, officer or general partner of a Fund, WRIMCO or ACF, (ii) any director or officer of W&R, FTC or WDR or any employee of any company in a control relationship to the Companies who, in the
            ordinary course of his or her business, makes, participates in or obtains information regarding the purchase or sale of securities for an advisory client or whose principal function or duties relate to the making of any
            recommendation to an advisory client regarding the purchase or sale of securities and (iii) any natural person in a
            control relationship to the Companies who obtains
            information concerning recommendations made to an advisory client with regard to the purchase or sale of a security. A natural person in a control relationship or an employee of a company in a control relationship does not become an "Access Person" simply by virtue of the following: normally assisting in the preparation of public reports, but not
            receiving information about current recommendations or
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                 trading; or a single instance of obtaining knowledge of
            current recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge.  The Legal
            Department, in cooperation with department heads, is
            responsible for determining who are Access Persons.
              "Advisory Client" means any client (including both
            investment companies and managed accounts) for which WRIMCO or ACF serves as an investment adviser, renders investment advice or makes investment decisions.
              A security is "being considered for purchase or sale" when the order to purchase or sell such security has been given to the trading room, or prior thereto when, in the opinion of the portfolio manager or division head, a decision,
            whether or not conditional, has been made (even though not yet implemented) to make the purchase or sale, or when the decision-making process has reached a point where such a decision is imminent.
              "Beneficial Ownership" shall be interpreted in the same
            manner as it would be under Rule 16a-1(a)(2) under the
            Securities Exchange Act of 1934 in determining whether a
            person is the beneficial owner of a security for purposes of
            Section 16 of the Securities Exchange Act of 1934.  (See
            Appendix A for a more complete description.)
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                 "Control" shall have the same meaning as that set forth in
            Section 2(a)(9) of the Act.
              "De Minimis Transaction" means a transaction in an equity
            security (or an equivalent security) which is equal to or
            less than 300 shares, or is a fixed-income security (or an equivalent security) which is equal to or less than $15,000 principal amount. Purchases and sales, as the case may be, in the same security or an equivalent security within 30
            days will be aggregated for purposes of determining if the transaction meets the definition of a De Minimis
            Transaction.
              "Disinterested Director" means a director who is not an
            "interested person" within the meaning of Section 2(a)(19)
            of the Act.
              "Equivalent Security" means any security issued by the same entity as the issuer of a subject security, including
            options, rights, warrants, preferred stock, restricted
            stock, phantom stock, bonds and other obligations of that
            company, or security convertible into another security.
              "Immediate Family" of an individual means any of the
            following persons who reside in the same household as the
            individual:
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                      child               grandparent         son-in-law
                 stepchild      spouse              daughter-in-law
                 grandchild          sibling             brother-in-law
                 parent              mother-in-law       sister-in-law
                 stepparent          father-in-law
              Immediate Family includes adoptive relationships and any
            other relationship (whether or not recognized by law) which the Legal Department determines could lead to possible
            conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.
              "Investment Personnel" means those employees who provide
            information and advice to a portfolio manager or who help
            execute the portfolio manager's decisions.
              "Large Cap Transaction" means a purchase or sale of
            securities issued by (or equivalent securities with respect
            to) companies with market capitalization of at least $2.5
            billion.
              _Non-Affiliated Director_ is a Director that is not an
            affiliated person of W&R.
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                 "Portfolio Manager" means those employees entrusted with the direct responsibility and authority to make investment
            decisions affecting an Advisory Client.
              "Purchase or sale of a security" includes, without
            limitation, the writing, purchase or exercise of an option to purchase or sell a security, conversions of convertible securities and short sales.
              "Security" shall have the meaning set forth in Section
            2(a)(36) of the Act, except that it shall not include shares of registered open-end investment companies, securities
            issued by the Government of the United States, short-term
            debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Act, bankers'
            acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including
            repurchase agreements, and such other money market
            instruments as are designated by the boards of directors of the Companies.
              Security does not include futures contracts or options on
            futures contracts (provided these instruments are not used to indirectly acquire an interest which would be prohibited under this Code), but the purchase and sale of such
            instruments are nevertheless subject to the reporting
            requirements of this Code.
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                   "Security held or to be acquired" by an Advisory Client
            means (a) any security which, within the most recent 15 days, (i) is or has been held by an Advisory Client or (ii) is being or has been considered for purchase by an Advisory
            Client, and (b) any option to purchase or sell, and any security convertible into or exchangeable into, a security described in the preceding clause (a).

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              3.Pre-Clearance Requirements
               Except as otherwise specified in this Code, all Access
            Persons, except a Non-Affiliated Director or a member of his or her Immediate Family, shall clear in advance through the
            Legal Department any purchase or sale, direct or indirect, of any Security in which such Access Person has, or by
            reason of such transaction acquires, any direct or indirect Beneficial Ownership; provided, however, that an Access
            Person shall not be required to clear transactions effected for or securities held in any account over which such Access
            Person does not have any direct or indirect influence or
            control.  The Legal Department shall retain written records of such clearance requests.  For accounts affiliated with
            Waddell & Reed, Inc. or any of its affiliates or related
            companies ("affiliated accounts"), WRIMCO must clear in
            advance purchases of equity securities in initial public
            offerings only.
              Except as otherwise provided in Section 5, the Legal
            Department will not grant clearance for any purchase by an
            Access Person if the Security is currently being considered for purchase or being purchased by any Advisory Client or
            for sale by an Access Person if currently being considered for sale or being sold by any Advisory Client.  If the
            Security proposed to be purchased or sold by the Access
            Person is an option, clearance will not be granted if the
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                 securities subject to the option are being considered for
            purchase or sale as indicated above.  If the Security
            proposed to be purchased or sold is a convertible security, clearance will not be granted if either that security or the securities into which it is convertible are being considered for purchase or sale as indicated above.  The Legal
            Department will not grant clearance for any purchase by an affiliated account of any security in an initial public offering if an Advisory Client is considering the purchase or has submitted an indication of interest in purchasing
            shares in such initial public offering.  For all other
            purchases and sales of securities for affiliated accounts, no clearance is necessary, but such transactions are subject to WRIMCO's Procedures for Aggregation of Orders for
            Advisory Clients, as amended from time to time.
              The Legal Department may refuse to preclear a transaction if it deems the transaction to involve a conflict of interest, possible diversion of corporate opportunity, or an appearance of impropriety.
              Clearance is effective, unless earlier revoked, until the
            earlier of (1) the close of business on the fifth trading
            day, beginning on and including the day on which such
            clearance was granted, or (2) such time as the Access Person learns that the information provided to the Legal Department in such Access Person's request for clearance is not
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                 accurate.  If an Access Person places an order for a
            transaction within the five trading days but such order is not executed within the five trading days (e.g., a limit
            order), clearance need not be reobtained unless the person who placed the original order amends such order in any way. Clearance may be revoked at any time and is deemed revoked if, subsequent to receipt of clearance, the Access Person
            has knowledge that a Security to which the clearance relates is being considered for purchase or sale by an Advisory
            Client.
           4.Exempted Transactions
               The pre-clearance requirements in Section 3 and the
            prohibited actions and transactions in Section 5 of this
            Code shall not apply to:
              (a)  Purchases or sales which are non-volitional on the part of either the Access Person or the Advisory Client.
              (b)  Purchases which are part of an automatic dividend
                 reinvestment plan.
              (c)  Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its
                  securities, to the extent such rights were acquired
                 from such issuer, and sales of such rights so acquired.
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                   (d) Transactions in securities of WDR; however, individuals subject to the Insider Trading Policy remain subject to
                 such policy.  (See Appendix B).
              (e)  Purchases or sales by a Non-Affiliated Director or a
                 member of his or her Immediate Family.
           5.Prohibited Actions and Transactions
               Clearance will not be granted under Section 3 hereof with
            respect to the following prohibited actions and
            transactions.  Engaging in any such actions or transactions by Access Persons will result in sanctions, including, but not limited to, the sanctions expressly provided for in this
            Section.
              (a)  Except with respect to Large Cap Transactions,
                 Investment Personnel and Portfolio Managers shall not
                 acquire any security for any account in which such
                 Investment Personnel or Portfolio Manager has a
                 beneficial interest, excluding the Funds, in an initial
                 public offering of that security.
              (b)  Except with respect to Large Cap Transactions, Access
                 Persons shall not execute a securities transaction on a
                 day during which an Advisory Client has a pending buy
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                      or sell order in that same security or an equivalent
                 security until that order is executed or withdrawn.  An
                 Access Person shall disgorge any profits realized on
                 trades within such period.
              (c)  Except for De Minimis Transactions and Large Cap
                 Transactions, a Portfolio Manager shall not buy or sell
                 a Security within seven (7) trading days before or
                 after an Advisory Client that the Portfolio Manager
                 manages trades in that Security or an equivalent
                 security.  A Portfolio Manager shall disgorge any
                 profits realized on such trades within such period.
              (d)  Except for De Minimis Transactions and Large Cap
                 Transactions, Investment Personnel and Portfolio
                 Managers shall not profit in the purchase or sale, or
                 sale and purchase, of the same (or equivalent)
                 securities within sixty (60) calendar days. The Legal Department will review all such short-term trading by Investment Personnel and Portfolio Managers and may, in
                 its sole discretion, allow exceptions when it has
                 determined that an exception would be equitable and
                 that no abuse is involved.  Investment Personnel and
                 Portfolio Managers profiting from a transaction shall
                 disgorge any profits realized on such transaction.
                 This section shall not apply to options on securities
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                      used for hedging purposes for securities held longer
                 than sixty (60) days.
              (e)  Investment Personnel and Portfolio Managers shall not accept from any person or entity that does or proposes
                 to do business with or on behalf of an Advisory Client
                 a gift or other thing of more than de minimis value or
                 any other form of advantage.  The solicitation or
                 giving of such gifts by Investment Personnel and
                 Portfolio Managers is also prohibited.  For purposes of
                 this subparagraph, "de minimis" means $75 or less if
                 received in the ordinary course of business.
              (f)  Investment Personnel and Portfolio Managers shall not serve on the board of directors of publicly traded
                 companies, absent prior authorization from the Legal Department. The Legal Department will grant authorization only if it is determined that the board
                 service would be consistent with the interests of any
                 Advisory Client.  In the event board service is
                 authorized, such individuals serving as directors shall
                 be isolated from those making investment decisions
                 through procedures designed to safeguard against
                 potential conflicts of interest, such as a Chinese Wall
                 policy or investment restrictions.
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                 (g)  Except with respect to Large Cap Transactions,
                 Investment Personnel and Portfolio Managers shall not
                 acquire a security in a private placement, absent prior authorization from the Legal Department. The Legal
                 Department will not grant clearance for the acquisition
                 of a security in a private placement if it is
                 determined that the investment opportunity should be
                 reserved for an Advisory Client or that the opportunity
                 to acquire the security is being offered to the
                 individual requesting clearance by virtue of such
                 individual's position with the Companies.  An
                 individual who has been granted clearance to acquire securities in a private placement shall disclose such investment when participating in an Advisory Client's subsequent consideration of an investment in the issuer. A subsequent decision by an Advisory Client to purchase such a security shall be subject to independent review by Investment Personnel with no
                 personal interest in the issuer.
              (h)  An Access Person shall not execute a securities
                 transaction while in possession of material non-public information regarding the security or its issuer.
              (i)  An Access Person shall not execute a securities
                 transaction which is intended to result in market manipulation, including but not limited to, a
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                      transaction intended to raise, lower, or maintain the
                 price of any security or to create a false
                 appearance(s) of active trading.
              (j)  Except with respect to Large Cap Transactions, an
                 Access Person shall not execute a securities
                 transaction involving the purchase or sale of a
                 security at a time when such Access Person intends, or
                 knows of another's intention, to purchase or sell that security (or an equivalent security) on behalf of an
                 Advisory Client.  This prohibition would apply whether
                 the transaction is in the same (e.g., two purchases) or
                 the opposite (a purchase and sale) direction as the transaction of the Advisory Client.
              (k)  An Access Person shall not cause or attempt to cause
                 any Advisory Client to purchase, sell, or hold any
                 security in a manner calculated to create any personal
                 benefit to such Access Person or his or her Immediate
                 Family.  If an Access Person or his or her Immediate
                 Family stands to materially benefit from an investment decision for an Advisory Client that the Access Person is recommending or in which the Access Person is participating, the Access Person shall disclose to the persons with authority to make investment decisions for
                 the Advisory Client, any beneficial interest that the
                 Access Person or his or her Immediate Family has in
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                      such security or an equivalent security, or in the
                 issuer thereof, where the decision could create a
                 material benefit to the Access Person or his or her
                 Immediate Family or result in the appearance of
                 impropriety.
           6.Reporting by Access Persons
               (a)  Each Access Person, except a Non-Affiliated Director or a member of his or her Immediate Family, shall require
                 a broker-dealer or bank effecting a transaction in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership in the security to timely send duplicate copies of each confirmation for each
                 securities transaction and periodic account statement
                 for each brokerage account in which such Access Person
                 has a beneficial interest to Waddell & Reed, Inc.,
                 Attention: Legal Department.
              (b)  Each Access Person, except a Non-Affiliated Director or a member of his or her Immediate Family, shall report
                 to the Legal Department no later than 10 days after the
                 end of each calendar quarter the information described
                 below with respect to transactions during the quarter
                 in any security in which such Access Person has, or by
                 reason of such transaction acquired, any direct or
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                      indirect Beneficial Ownership in the security and with
                 respect to any account established by the Access Person
                 in which securities were held during the quarter for
                 the direct or indirect benefit of the Access Person;
                 provided, however, that an Access Person shall not be
                 required to make a report with respect to transactions effected for or securities held in any account over which such Access Person does not have any direct or
                 indirect influence or control:
                   (i)  The date of the transaction, the name, the
                      interest rate and maturity date (if applicable),
                      the number of shares and the principal amount of
                      the security;
                   (ii) The nature of the transaction (i.e., purchase,
                      sale or any other type of acquisition or
                      disposition);
                   (iii)     The price at which the transaction was
                      effected;
                   (iv) The name of the broker, dealer or bank with or
                      through whom the transaction was effected and,
                      with respect to an account described above in this
                      paragraph, with whom the Access Person established
                      the account;
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                        (v)  The date the account was established; and
                   (vi) The date the report is submitted.
              (c)  Upon commencement of employment, or, if later, at the time he or she becomes an Access Person each such
                 Access Person, except a Non-Affiliated Director or a
                 member of his or her Immediate Family, shall provide
                 the Legal Department with a report that discloses:
                   (i)  The name, number of shares and principal amount of
                      each security in which the Access Person had any
                      direct or indirect Beneficial Ownership when he or
                      she became an Access Person;
                   (ii) The name of any broker, dealer or bank with which
                      the Access Person maintained an account in which
                      securities were held for the direct or indirect
                      benefit of the Access Person as of the date he or
                      she became an Access Person; and
                   (iii)     The date of the report.
                   Annually thereafter, each Access Person, except a Non-
                 Affiliated Director or a member of his or her Immediate Family, shall provide the Legal Department with a
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                      report that discloses the following information
                 (current as of a date no more than 30 days before the
                 report is submitted):
                   (i)  The name, number of shares and principal amount of
                      each security in which the Access Person had any
                      direct or indirect Beneficial Ownership;
                   (ii) The name of any broker, dealer or bank with which
                      the Access Person maintains an account in which
                      securities were held for the direct or indirect
                      benefit of the Access Person; and
                   (iii)     The date the report is submitted.
                   However, an Access Person shall not be required to make
                 a report with respect to securities held in any account
                 over which such Access Person does not have any direct
                 or indirect influence or control.
                  In addition, each Access Person, except a Non-
                 Affiliated Director or a member of his or her Immediate Family, shall annually certify in writing that all transactions in any security in which such Access
                 Person has, or by reason of such transaction has
                 acquired, any direct or indirect Beneficial Ownership
                 have been reported to the Legal Department.  If an
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                      Access Person had no transactions during the year, such
                 Access Person shall so advise the Legal Department.
              (d)  A Non-Affiliated Director or a member of his or her
                 Immediate Family need only report a transaction in a
                 security if such director, at the time of that
                 transaction, knew or, in the ordinary course of
                 fulfilling his or her official duties as a director,
                 should have known that, during the 15-day period
                 immediately preceding the date of the transaction by
                 the director, such security was purchased or sold by an Advisory Client or was being considered for purchase or sale by an Advisory Client.
              (e)  In connection with a report, recommendation or decision of an Access Person to purchase or sell a security, the Companies may, in their discretion, require such Access
                 Person to disclose his or her direct or indirect
                 Beneficial Ownership of such security.  Any such report
                 may contain a statement that the report shall not be
                 construed as an admission by the person making such
                 report that he or she has any direct or indirect
                 Beneficial Ownership in the security to which the
                 report relates.
              (f)  The Legal Department shall identify all Access Persons who are required to make reports under this section and
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                      shall notify those persons of their reporting
                 obligations hereunder.  The Legal Department shall
                 review, or determine other appropriate personnel to
                 review, the reports submitted under this section.
           7.Reports to Board
               At least annually, each Fund, WRIMCO and W&R shall provide the Fund's board of directors, and the board of directors
            shall consider, a written report that:
              (a) Describes any issues arising under this Code or the
                related procedures instituted to prevent violation of
                this Code since the last report to the board of
                directors, including, but not limited to, information
                about material violations of this Code or such
                procedures and sanctions imposed in response to such violations; and
              (b) Certifies that the Fund, WRIMCO and W&R, as applicable, has adopted procedures reasonably necessary to prevent
                Access Persons from violating this Code.
                  In addition to the written report otherwise required by
                this section, all material violations of this Code and
                any sanctions imposed with respect thereto shall be periodically reported to the board of directors of the
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                     Fund with respect to whose securities the violation
                occurred.
           8.Confidentiality of Transactions and Information
               Every Access Person shall treat as confidential information the fact that a security is being considered for purchase or sale by an Advisory Client, the contents of any research
            report, recommendation or decision, whether at the
            preliminary or final level, and the holdings of an Advisory
            Client and shall not disclose any such confidential
            information without prior consent from the Legal Department. Notwithstanding the foregoing, with respect to a Fund, the holdings of the Fund shall not be considered confidential
            after such holdings by the Fund have been disclosed in a
            public report to shareholders or to the Securities and
            Exchange Commission.
              Access Persons shall not disclose any such confidential
            information to any person except those employees and
            directors who need such information to carry out the duties of their position with the Companies.
           9.Sanctions
               Upon discovering a violation of this Code, the Companies may impose such sanctions as it deems appropriate, including,
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                 without limitation, a letter of censure or suspension or
            termination of the employment of the violator.
           10.    Certification of Compliance
               Each Access Person, except a Non-Affiliated Director and
            members of his or her Immediate Family, shall annually
            certify that he or she has read and understands this Code
            and recognizes that he or she is subject hereto.
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                              Appendix A to the Code of Ethics
                               "Beneficial Ownership"
              For purposes of this Code, "Beneficial Ownership" is
            interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934 in
            determining whether a person is the beneficial owner of a
            security for purposes of Section 16 of the Securities
            Exchange Act of 1934. In general, a "beneficial owner" of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares any direct or indirect pecuniary interest in the security.  The Companies will interpret
            Beneficial Ownership in a broad sense.
              The existence of Beneficial Ownership is clear in certain
            situations, such as:  securities held in street name by
            brokers for an Access Person's account, bearer securities
            held by an Access Person, securities held by custodians,
            pledged securities, and securities held by relatives or
            others for an Access Person.  An Access Person is also
            considered the beneficial owner of securities held by
            certain family members.  The SEC has indicated that an
            individual is considered the beneficial owner of securities owned by such individual's Immediate Family. The relative's ownership of the securities may be direct (i.e., in the name of the relative) or indirect.
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                   An Access Person is deemed to have Beneficial Ownership of securities owned by a trust of which the Access Person is
            the settlor, trustee or beneficiary, securities owned by an estate of which the Access Person is the executor or
            administrator, legatee or beneficiary, securities owned by a partnership of which the Access Person is a partner, and securities of a corporation of which the Access Person is a director, officer or shareholder.
              An Access Person must comply with the provisions of this
            Code with respect to all securities in which such Access
            Person has a Beneficial Ownership.   If an Access Person is
            in doubt as to whether she or he has a Beneficial Ownership interest in a security, the Access Person should report the ownership interest to the Legal Department. An Access
            Person may disclaim Beneficial Ownership as to any security on required reports.
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                                         APPENDIX B
                          POLICY STATEMENT ON INSIDER TRADING
                                  December 8, 1994
                I.   Prohibition on Insider Trading
                   All employees, officers, directors and other persons
            associated with the Companies as a term of their employment or association are forbidden to misuse in violation of
            Federal securities laws or other applicable laws material
            nonpublic information.
                   This prohibition covers transactions for one's own
                 benefit and also for the benefit of or on behalf of
                 others, including the investment companies in the
                 United Group of Mutual Funds, Waddell & Reed Funds,
                 Inc. and Target/United Funds, Inc. (the "Funds") or
                 other investment Advisory Clients.  The prohibition
                 also covers the unlawful dissemination of such
                 information to others.  Such conduct is frequently
                 referred to as "insider trading".  The policy of the
                 Companies applies to every officer, director, employee
                 and associated person of the Companies and extends to activities within and outside their duties at the
                 Companies. The prohibition is in addition to the other policies and requirements under the Companies' Code of
                 Ethics and other policies issued from time to time. It applies to transactions in any securities, including
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                      publicly traded securities of affiliated companies
                 (e.g., Waddell & Reed Financial, Inc. 1)
                   This Policy Statement is intended to inform personnel
                 of the issues so as to enable them to avoid taking action that may be unlawful or to seek clearance and guidance from the Legal Department when in doubt. It is not the purpose of this Policy Statement to give precise and definitive rules which will relate to every situation, but rather to furnish enough information so that subject persons may avoid unintentional violations and seek guidance when necessary.
                   All employees, officers and directors of the Companies
                 will be furnished with or have access to a copy of this Policy Statement. Any questions regarding the policies or procedures described herein should be referred to the Legal Department. To the extent that inquiry of employees reveals that this Policy Statement is not self-explanatory or is likely to be substantively misunderstood, appropriate personnel will conduct individual or group meetings from time to time to assure that policies and procedures described herein are understood.

            1Reporting transactions in affiliated corporation securities is in addition to and does not replace the obligation of certain senior officers to file reports with the Securities and Exchange Commission.
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                        The term "insider trading" is not defined in the
                 Federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or
                 to communications of material nonpublic information to others. In addition, there is no definitive and precise law as to what constitutes material nonpublic information or its unlawful use. The law in these areas has been developed through court decisions primarily interpreting basic anti-fraud provisions of the Federal securities laws. There is no statutory definition, only statutory sanctions and procedural requirements.
                   While the law concerning insider trading is not static,
                 it is generally understood that the law is as follows:
                   (a)  It is unlawful for any person, directly or
                      indirectly, to purchase, sell or cause the
                      purchase or sale of any security, either
                      personally or on behalf of or for the benefit of others, while in the possession of material, nonpublic information relating thereto, if such person knows or recklessly disregards that such information has been obtained wrongfully, or that such purchase or sale would constitute a wrongful
                                          30

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                           use of such information.  The law relates to
                      trading by an insider while in possession of
                      material nonpublic information or trading by a non-insider while in possession of material nonpublic information, where the information
                      either was disclosed to the non-insider in
                      violation of an insider's duty to keep it
                      confidential or was misappropriated.
                   (b)  It is unlawful for any person involved in any
                      transaction which would violate the foregoing to communicate material nonpublic information to others (or initiate a chain of communication to
                      others) who purchase or sell the subject security
                      if such sale or purchase is reasonably
                      foreseeable.
                   The major elements of insider trading and the penalties
                 for such unlawful conduct are discussed below.  If,
                 after reviewing this Policy Statement, you have any questions, you should consult the Legal Department.
                  1.   Who is an Insider?  The concept of "insider" is
                       broad.  It includes officers, directors and
                      employees of the company in possession of
                      nonpublic information.  In addition, a person can
                      be a "temporary insider" if he or she enters into
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                           a special confidential relationship in the conduct
                      of the company's affairs and as a result is given
                      access to information solely for the company's
                      purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and certain of
                      the employees of such organizations.  In addition,
                      the Companies may become a temporary insider of a company it advises or for which it performs services.
                  2. What is Material Information? Trading on inside information is not a basis for liability unless the information is material.  "Material
                      information" includes information that a
                      reasonable investor would be likely to consider important in making an investment decision, information that is reasonably certain to have a substantial effect on the price of a company's securities if publicly known, or information which would significantly alter the total mix of
                      information available to shareholders of a
                      company.  Information that one may consider
                      material includes information regarding dividends, earnings, estimates of earnings, changes in previously released earnings estimates, merger or acquisition proposals or agreements, major
                                          32

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                           litigation, liquidation problems, new products or
                      discoveries and extraordinary management
                      developments. Material information is not just information that emanates from the issuer of the security, but includes market information such as the intent of someone to commence a tender offer
                      for the securities, a favorable or critical
                      article in an important financial publication or information relating to a Fund's buying program.
                  3. What is Nonpublic Information? Information is nonpublic until it has been effectively communicated to the marketplace and is available
                      to investors generally.  One must be able to point
                      to some fact to show that the information is
                      generally public.  For example, information found
                      in a report filed with the SEC, or appearing in
                      The Wall Street Journal or other publications of
                       general circulation would be considered public.
                  4.   When is a Person in Possession of Information?
                       Once a person has possession of material nonpublic
                      information, he or she may not buy or sell the
                      subject security, even though the person is
                      prompted by entirely different reasons to make the transaction, if such person knows or recklessly disregards that such information was wrongfully
                                          33

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                           obtained or will be wrongfully used.  Advisory
                      personnel's normal analytical conclusions, no
                      matter how thorough and convincing, can
                      temporarily be of no use if the analyst has
                      material nonpublic information, which he knows or recklessly disregards is information which was wrongfully obtained or would be wrongfully used.
                  5.   When Is Information Wrongfully Obtained or
                      Wrongfully Used?  Wrongfully obtained connotes the
                       idea of gaining the information from some unlawful
                      activity such as theft, bribery or industrial espionage. It is not necessary that the subject person gained the information through his or her own actions.  Wrongfully obtained includes
                      information gained from another person with
                      knowledge that the information was so obtained or with reckless disregard that the information was so obtained. Wrongful use of information concerns circumstances where the person gained the information properly, often to be used properly, but instead using it in violation of some express
                      or implied duty of confidentiality. An example would be the personal use of information concerning Funds' trades.  The employee may need
                      to know a Fund's pending transaction and may even have directed it, but it would be unlawful to use
                                          34

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                           this information in his or her own transaction or
                      to reveal it to someone he or she believes may personally use it.
                  6.   When Is Communicating Information (Tipping)
                      Unlawful?  It is unlawful for a person who,
                       although not trading himself or herself,
                      communicates material nonpublic information to
                      those who make an unlawful transaction if the transaction is reasonably foreseeable. The reason for tipping the information is not relevant. The tipper's motivation is not of concern, but it is relevant whether the tipper knew the information was unlawfully obtained or was being unlawfully
                      used.  For example, if an employee tips a friend
                      about a large pending trade of a Fund, why he or
                      she did so is not relevant, but it is relevant
                      that he or she had a duty not to communicate such information. It is unlawful for a tippee to trade while in possession of material nonpublic information if he or she knew or recklessly
                      ignored that the information was wrongfully
                      obtained or wrongfully communicated to him or her directly or through a chain of communicators.
             II.  Penalties for Insider Trading
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                      Penalties for unlawful trading or communication of
                 material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all the penalties below even if he or she does not personally benefit from the violation. Penalties include civil injunctions, treble damages, disgorgement of profits, jail sentences, fines for the person who committed the violation and fines for the employer or other controlling person. In addition, any violation of this Policy Statement can be expected to result in serious sanctions by any or all of the Companies, including, but not limited to, dismissal of the persons involved.
             III. Monitoring of Insider Trading
                    The following are some of the procedures which have
                 been established to aid the officers, directors and employees of the Companies in avoiding insider trading, and to aid the Companies in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of the Companies must
                 follow these procedures or risk serious sanctions,
                 including dismissal, substantial liability and criminal penalties. If you have any questions about these procedures, you should consult the Legal Department.
                                            36

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                     A.   Identifying Inside Information
                       Before trading for yourself or others in the
                      securities of a company about which you may have
                      potential inside information, ask yourself the
                      following questions:
                        (1)  Is the information material?  Is this
                           information that an investor would consider
                           important in making his or her investment
                           decisions?  Is this information that would
                           substantially affect the market price of
                           securities if generally disclosed?
                        (2)  Is the information nonpublic?  To whom has
                           this information been provided?  Has the
                           information been effectively communicated to
                           the marketplace by being published in a
                           publication of general circulation?
                        (3)  Do you know or have any reason to believe the
                           information was wrongfully obtained or may be
                           wrongfully used?
                        If after consideration of the above, you believe
                      that the information is material and nonpublic and
                      may have been wrongfully obtained or may be
                      wrongfully used, or if you have questions as to
                                          37

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                           whether the information is material or nonpublic
                      or may have been wrongfully obtained or may be wrongfully used, you should take the following steps:
                        (1)  Report the matter immediately to the Legal
                           Department.
                        (2)  Do not purchase or sell the securities on
            behalf of yourself or                   others.
                                             As Revised September 1, 1999,
                                     and
                                            As Revised February 9, 2000
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